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                                                                     EXHIBIT 4.3

                         UNDERWRITER OPTIONS TO ACQUIRE
                             SHARES OF COMMON STOCK
                            GRYPHON GOLD CORPORATION

NO. o

THIS CERTIFIES that, for value received, [NAME OF UNDERWRITER], [Address] (the "Underwriter"), is the registered holder of o Underwriter options (the "Underwriter Options") of Gryphon Gold Corporation (the "Corporation"), with each Underwriter Option entitling the Underwriter, subject to the terms and conditions set forth in this Certificate and subject to adjustment in certain events, to acquire from the Corporation, one (1) Common Share of the Corporation (an "Underwriter Share") at a price of $o per Underwriter Share (the "Exercise Price") at any time, and from time to time, commencing on the date hereof and continuing until 5:00 p.m. (Toronto time) on [ONE YEAR FROM CLOSING] (the "Time of Expiry").

         All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the warrant indenture (the "Warrant Indenture") dated as of o, 2005 among the Corporation and Computershare Trust Company of Canada and the underwriting agreement (the "Underwriting Agreement") dated as of o, 2005 amongst the Corporation and Desjardins Securities Inc., CIBC World Markets Inc., Bolder Investment Partners Inc. and Orion Securities Inc. (together, the "Underwriters"), pursuant to which the Underwriters agreed to sell up to o Units in the capital of the Corporation (the "Offering"). This Certificate is issued to the Underwriter pursuant to the Underwriting Agreement.

1.       METHOD OF EXERCISE OF UNDERWRITER OPTIONS

         (a) Subject to Section 1(b), the Underwriter may during the Exercise Period exercise the right thereby conferred on such holder to purchase the Underwriter Shares to which such Underwriter Options entitles the Underwriter, by surrendering this Certificate representing such Underwriter Options to the Corporation at any time prior to the Time of Expiry at its principal office in the City of Vancouver, British Columbia (or at such additional place or places as may be decided by the Corporation from time to time with the approval of the Underwriter) (the "Notice"), with: (i) a duly completed and executed exercise form substantially in the form as set out in Schedule "A" attached (the "Election to Exercise Form") and an Option Exercise Certification (in the form attached hereto as Schedule "B") if no Registration Statement is available at the time of exercise; and (ii) a certified cheque, bank draft or money order payable at par to or to the order of Gryphon Gold Corporation in an amount equal to the Exercise Price multiplied by the number of Underwriter Shares subscribed for. This Certificate with the duly completed and executed Election to Exercise Form (and Option Exercise Certification, where applicable) shall be deemed to be surrendered only upon personal delivery thereof to, or if sent by mail or other means of transmission upon actual receipt thereof by, the Corporation. If the Underwriter subscribes for a lesser number of Underwriter Shares than the aggregate number of Underwriter Shares then issuable pursuant to the exercise of the Underwriter Options represented by this Certificate surrendered, the Underwriter shall be entitled to


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                  receive a further option certificate in respect of the
                  Underwriter Options represented by this Certificate that have not been exercised. Any such surrender for exercise shall be irrevocable.

         (b) As promptly as possible and in any event within five (5) business days after receipt of the Notice and payment in full of the Exercise Price for the total number of Underwriter Shares to be purchased, the Corporation shall cause the Underwriter, or such person as may be designated by the Underwriter, to be recorded in its register of shareholders as the holder of the number of fully paid, non-assessable Underwriter Shares so issued (the date upon which the Underwriter is so recorded as registered holder being referred to in this Section 1(b) as the "Registry Date"). The Underwriter shall have full rights as a shareholder with respect to the Underwriter Shares acquired pursuant to the exercise of Underwriter Options on or after the Registry Date. The Corporation agrees to issue share certificates in respect of all Underwriter Shares so purchased as soon as possible after the Registry Date, and in any event within five (5) business days thereafter.

         (c) Notwithstanding any provision to the contrary contained in this Certificate, that the issuance of the Underwriter Shares upon the exercise of Underwriter Options requires the maintenance of an effective Registration Statement, with respect to such Underwriter Shares under the 1933 Act, and in no event shall such Underwriter Shares be issued unless the Underwriter Shares are registered under the 1933 Act pursuant to an effective Registration Statement and the Corporation causes to be delivered to the Underwriter a U.S. Prospectus; provided, however, that if the Registration Statement ceases to be effective, prior to the Time of Expiry and for so long as the Registration Statement is not effective, subject to applicable law, the Underwriter may only exercise the right to purchase Underwriter Shares in the circumstances noted below:

                  (i) exercise such Underwriter Options, if the Underwriter is not a U.S. Purchaser and the Underwriter delivers a duly completed and executed Underwriter Options Exercise Certification (in the form attached hereto as Schedule "B") certifying that the Underwriter:
                           (a)(1) is not in the United States; (2) is not a U.S. Person and is not exercising the Underwriter Options for, or on behalf or benefit of, a U.S. Person or person in the United States; (3) did not execute or deliver the Election to Exercise Form in the United States; (4) agrees not to engage in hedging transactions with regard to either the Underwriter Options or the Underwriter Shares prior to the expiration of the one-year distribution compliance period set forth in Rule 903(b)(3) of Regulation S;
                           (5) acknowledges that the Underwriter Shares issuable upon exercise of the Underwriter Options are "restricted securities" as defined in Rule 144 of the 1933 Act and upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Underwriter Shares will bear a restrictive legend; and (6) acknowledges that the Corporation shall refuse


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                           to register any transfer of either the Underwriter
                           Options or Underwriter Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act; and (b) neither the Corporation nor the Underwriter has engaged in any "directed selling efforts" (as defined in Regulation S) in the United States; or

                  (ii) exercise such Underwriter Options in a transaction that does not require registration under the 1933 Act or any applicable U.S. state laws and regulations and the Underwriter has (a) delivered a duly completed and executed Underwriter Options Exercise Certification (in the form attached hereto as Schedule "B") certifying that the holder is exercising the Underwriter Options pursuant to such exemptions and (b) furnished to the Corporation, prior to such exercise, an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to such effect; or

                  (iii) if (a) the Current Market Price of one Common Share is greater than the Exercise Price (at the date of calculation as set forth below) and (b) a Registration Statement is not then effective, in lieu of exercising the Underwriter Options by payment of cash, the Underwriter may exercise such Underwriter Options to receive the number of Underwriter Shares determined in accordance with the formula set out below (and no more) by surrendering this Certificate at any time at the Corporation's principal office in the City of Vancouver, British Columbia (or at such additional place or places as may be decided by the Corporation from time to time with the approval of the Underwriter), with a duly completed and executed Underwriter Options Exercise Certification (in the form attached hereto as Schedule B) electing to exercise the Underwriter Options without payment of the Exercise Price in cash (also referred to as a "cashless" exercise). Upon such election, the Corporation shall issue to the Underwriter a number of Underwriter Shares computed using the following formula:

                                            X = Y (B-A)
                                                -------
                                                   B
                           Where        X =        the number of Underwriter
                                                   Shares to be issued to the
                                                   Underwriter.
                                            Y =    the number of Underwriter
                                                   Shares purchasable upon
                                                   exercise of all of the
                                                   Underwriter Options or, if
                                                   only a portion of the
                                                   Underwriter Options are being
                                                   exercised, the portion of the
                                                   Underwriter Options being
                                                   exercised.
                                            A =    the Exercise Price.
                                            B =    the Current Market Price of
                                                   one Common Share.

                           If the Underwriter exercises the right provided for in this Section 1(b)(iii) in respect of a lesser number of Underwriter Options than the aggregate number of Underwriter Options represented by this Certificate, the


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                           Underwriter shall be entitled to receive a further
                           option certificate in respect of the Underwriter Options represented by this Certificate that have not been exercised. Any such surrender for cashless exercise shall be irrevocable.

         (d) Unless the Underwriter Options are exercised pursuant to an effective Registration Statement or under the conditions set forth in Section 1(b)(iii), the certificate representing the Underwriter Shares issued upon exercise of the Underwriter Options will bear legends restricting the transfer without registration under the U.S. Securities Act and applicable state securities laws and restricting transfer under the Toronto Stock Exchange, substantially in the form set forth below:

                           THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE CORPORATION,
                           (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
                           (III) IN COMPLIANCE WITH THE EXEMPTION FROM
                           REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (IV) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION, IN EACH CASE AFTER PROVIDING A LEGAL OPINION OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.

                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

         (e) If any Underwriter Shares issuable upon the exercise of Underwriter Options require the maintenance of a current Registration Statement, with respect to such Underwriter Shares under the 1933 Act, the Corporation shall have the authority to suspend the exercise of any or all Underwriter Options while such registration statement is not current. Similarly, an Underwriter residing in a state where a required registration or governmental approval of issuance of the Underwriter Shares is not in effect as of or has not been obtained within a reasonable time after the surrender date of this Certificate for exercise shall not be entitled to exercise Underwriter Options, unless in the opinion of counsel to the Corporation such


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                  registration or approval in such state shall not be required or the Corporation otherwise authorizes the issuance. In such event, the Underwriter shall be entitled to transfer the Underwriter Options to others, but only prior to the Time of Expiry for the Underwriter Options being transferred. If no Registration Statement is effective at any time when any Underwriter Options is exercised, such Underwriter shall be notified forthwith by the Corporation that such Underwriter is entitled, at his or her option, to exercise the Underwriter Options only in accordance with the conditions set forth in Sections 1(b)(i)-(iii) and upon delivery of a Underwriter Options Exercise Certification (in the form attached hereto as Schedule "B") to the Corporation.

         (f) Any exercise form referred to in Section 1(a) shall be signed by the Underwriter and shall specify the person or persons in whose name or names the Underwriter Shares to be issued upon exercise are to be registered, such entity's, person's or persons' address or addresses and the number of Underwriter Shares to be issued to each entity or person if more than one is so specified. If any of the Underwriter Shares issuable upon the exercise of Underwriter Options by a holder are to be issued to an entity, person or persons other than the Underwriter, the signature(s) set out in the exercise form referred to in Section 1(a) shall be guaranteed by an Eligible Institution, and the Underwriter shall pay to the Corporation all applicable transfer or similar taxes and the Corporation shall not be required to issue or deliver certificates evidencing Underwriter Shares unless or until such Underwriter shall have paid to the Corporation on behalf of the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that no tax is due.

         (g) No fractional Underwriter Share shall be issued upon exercise of any Underwriter Options. If any fractional interest in an Underwriter Share would, except for the provisions of the first sentence of this subsection, be deliverable upon the exercise of an Underwriter Option, the Corporation shall, in lieu of delivering the fractional interest therefor, pay to the Underwriter an amount in cash equal to the Current Market Price of such fractional interest.

         (h) Notwithstanding that the Corporation may not have maintained a current Registration Statement in respect of Shares under the 1933 Act, the Underwriter (whether a U.S. Purchaser or otherwise) shall not have any right to receive, and the Corporation shall be under no obligation to pay to the Underwriter (whether a U.S. Purchaser or otherwise), any cash amount or other consideration or compensation upon exercise of the Underwriter Options, other than as expressly provided by this Certificate, and the Corporation shall not be under any obligation to redeem or otherwise purchase any Underwriter Options in any circumstance; provided, however, that nothing in this clause shall limit or restrict any remedies of the Underwriter in respect of a breach by the Corporation of a representation, warranty or covenant hereunder, including without limitation the covenants in Section 10 of this Certificate.


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2.       ADJUSTMENT IN UNDERWRITER SHARES SUBJECT TO THE UNDERWRITER OPTIONS.

         The Exercise Price per Underwriter Option and the number of Underwriter Shares which may be subscribed for upon exercise of an Underwriter Options shall be subject to adjustment from time to time upon the occurrence of any of the events and in the manner provided as follows:

         (a) If and whenever at any time prior to the Time of Expiry the Corporation shall:

                  (i) declare a dividend or make a distribution on its Common Shares in each case payable in Common Shares (or securities exchangeable for or convertible into Common Shares), or

                  (ii) subdivide or change its outstanding Common Shares into a greater number of Common Shares, or

                  (iii) reduce, combine or consolidate its outstanding Common Shares into a lesser number,

                  (any of such events in these clauses 2(a)(i), (ii) and (iii) being called a "SHARE REORGANIZATION"), then effective immediately after the record date or effective date, as the case may be, at which the holders of Common Shares are determined for the purposes of the Share Reorganization, the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect on such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of additional Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares immediately after giving effect to such Share Reorganization).

         (b) If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issuing of rights, options or warrants to all or substantially all of the holders of the Common Shares entitling them for a period expiring not more than 45 days after such record date (the "RIGHTS PERIOD") to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) which is less than 95% of the Current Market Price per Common Share on the record date for such issue (any of such events being called a "RIGHTS OFFERING"), then effective immediately after the end of the Rights Period the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect at the end of the Rights Period by a fraction the numerator of which shall be the sum of:


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                                      -7-


                  (i) the number of Common Shares outstanding as of the record date for the Rights Offering, and

                  (ii) a number determined by dividing (a) either the product of (i) the number of Common Shares issued during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering and
                           (ii) the price at which such Common Shares are issued, or, as the case may be, the product of (iii) the number of Common Shares for or into which the convertible or exchangeable securities issued during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering are exchangeable or convertible and (iv) the exchange or conversion price of the convertible or exchangeable securities so issued, by (b) the Current Market Price per Common Share as of the record date for the Rights Offering, and the denominator of which shall be the number of Common Shares outstanding (including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering) or which would be outstanding upon the conversion or exchange of all convertible or exchangeable securities issued during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering, as applicable, in each case after giving effect to the Rights Offering.

                  Common Shares owned by or held (otherwise than as security) for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. In order to give effect to the provisions of Section 2(f) in the circumstances described below, any holder of Underwriter Options who shall have exercised his right to purchase Underwriter Shares during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period therefor, in addition to the Underwriter Shares to which he is otherwise entitled upon such exercise, shall be entitled to that number of additional Underwriter Shares equal to the result obtained when the difference, if any, between the Exercise Price per Underwriter Share in effect immediately prior to the end of such Rights Offering and the Exercise Price per Common Share, as adjusted for such Rights Offering pursuant to this Section 2(b), is multiplied by the number of Underwriter Shares purchased upon exercise of the Underwriter Options held by such Underwriter during such period, and the resulting product is divided by the Exercise Price per Common Share, as adjusted for such Rights Offering pursuant to this
                  Section 2(b). Such additional Underwriter Shares shall be deemed to have been issued to the Underwriter immediately following the end of the Rights Period and a certificate for such additional Underwriter Shares shall be delivered to such holder within ten (10) Business Days following the end of the Rights Period.

         (c) If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the payment, issue or distribution to all or substantially all of the holders of the Common Shares of (i) a dividend, (ii) cash or assets (including evidences of the Corporation's indebtedness), or
                  (iii) rights, options, warrants or


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                                      -8-


                  other securities (including securities convertible into or exchangeable for Common Shares), and such payment, issue or distribution does not constitute a Dividend Paid in Ordinary Course, a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "SPECIAL DISTRIBUTION" ), the Exercise Price shall be adjusted effective immediately after such record date to a price determined by multiplying the applicable Exercise Price in effect on such record date by a fraction:

                  (i)      the numerator of which shall be:

                           A. the product of the number of Common Shares outstanding on such record date and the Current Market Price per Common Share on such record date; less

                           B. the fair market value, as determined in good faith by action of the directors (based on the advice of an independent valuator with recognized expertise in the valuation of the type of property that is the subject matter of the Special Distribution), whose determination shall be conclusive, to the holders of the Common Shares of such dividend, cash, assets, rights or securities so paid, issued or distributed less the fair market value, as determined in good faith by action of the directors (based on the advice of an independent valuator with recognized expertise in the valuation of the type of property that is the subject matter of the Special Distribution), whose determination shall be conclusive, of the consideration, if any, received therefor by the Corporation, and

                  (ii) the denominator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date.

                  Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such payment, issuance or distribution is not so made, the Exercise Price shall be readjusted effective immediately to the Exercise Price which would then be in effect based upon such payment, issuance or distribution actually made.

         (d) If and whenever at any time prior to the Time of Expiry an issuer bid or a tender or exchange offer (other than an odd lot offer or a normal course issuer bid) made by the Corporation or a subsidiary of the Corporation to all or substantially all of the shareholders of the Corporation for all or any portion of the Common Shares where the cash and the value of any other consideration included in such payment per Common Share exceeds the Current Market Price per Common Share on the Trading Day immediately preceding the commencement of the issuer bid or tender or exchange offer (any such issuer bid or tender or exchange offer being called an "ISSUER BID"), the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect on the date of the completion of such Issuer Bid by a fraction, the numerator of which shall be the product of (i)


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                                      -9-


                  the number of Common Shares outstanding immediately prior to the completion of the Issuer Bid (without giving effect to any reduction in respect of any tendered or exchanged shares) and,
                  (ii) the Current Market Price per Common Share on the Trading Day immediately preceding the commencement of the Issuer Bid, and the denominator of which shall be the sum of (i) the fair market value (determined in good faith by the board of directors of the Corporation whose determination shall be conclusive and described in a resolution of the board of directors of the Corporation) of the aggregate consideration paid by the Corporation or subsidiary to holders of Common Shares upon the completion of such Issuer Bid, and (ii) the product of (a) the difference between the number of Common Shares outstanding immediately prior to the completion of the Issuer Bid (without giving effect to any reduction in respect of tendered or exchanged shares) and the number of Common Shares actually purchased by the Corporation or subsidiary pursuant to the Issuer Bid, and (a) the Current Market Price Per Common Share on the Trading Day immediately preceding the commencement of the Issuer Bid.

         (e) If and whenever at any time prior to Time of Expiry there shall be a reorganization, reclassification or other change of Common Shares outstanding at such time or change of the Common Shares into other shares or into other securities (other than a Share Reorganization), or a consolidation or merger of the Corporation with or into any other corporation or other entity (other than a consolidation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a sale, conveyance or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity in which the holders of Common Shares are entitled to receive shares, other securities or property, including cash (any of such events being herein called a "CAPITAL REORGANIZATION"), any Underwriter who exercises his right to subscribe for and purchase Underwriter Shares pursuant to the exercise of Underwriter Options after the effective date of such Capital Reorganization shall be entitled to receive, and shall accept for the same aggregate consideration in lieu of the number of Underwriter Shares to which such Underwriter was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which such Underwriter would have received as a result of such Capital Reorganization had he exercised his right to acquire Underwriter Shares immediately prior to the effective date or record date, as the case may be, of the Capital Reorganization and had he been the registered holder of such Underwriter Shares on such effective date or record date, as the case may be, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Sections 2(b) and (c) hereof. If determined appropriate by the directors of the Corporation, acting in good faith, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 2, with respect to the rights and interests thereafter of the holder of an Underwriter Options to the end that the provisions set forth in this Section 2 shall thereafter correspondingly be made applicable as nearly as may be reasonably possible in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the


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                                      -10-


                  Underwriter Options. Any such adjustment shall be made by and set forth in an agreement supplemental hereto approved by action of the directors, acting in good faith, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

         (f) If and whenever at any time prior to the Time of Expiry there shall occur a Share Reorganization, a Rights Offering, a Special Distribution or an Issuer Bid and any such event results in an adjustment to the Exercise Price pursuant to the provisions of this Section 2, the number of Underwriter Shares purchasable upon the exercise of each Underwriter Option (at the adjusted Exercise Price) shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Underwriter Shares theretofore purchasable on the exercise thereof by a fraction, the numerator of which shall be the applicable Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Exercise Price resulting from such adjustment.

         (g) In case the Corporation after the date of issue of the Underwriter Options shall take any action affecting the Common Shares, other than action described in this Section 2, which in the opinion of the directors, acting reasonably, would materially adversely affect the rights of the Underwriter, the Exercise Price or the number of Underwriter Shares purchasable upon the exercise of the Underwriter Options shall be adjusted in such manner, if any, and at such time, by action of the directors, acting reasonably, as they may determine to be equitable in the circumstances, but subject in all cases to any necessary regulatory approvals.

3.       ADJUSTMENT RULES.

         For the purposes of Section 2, any adjustment shall be made successively whenever an event referred to therein shall occur, subject to the following provisions:

         (a) all calculations shall be made to the nearest 1/100th of a Underwriter Share;

         (b) no adjustment to an Exercise Price shall be required unless such adjustment would result in a change of at least one per cent in the prevailing Exercise Price and no adjustment shall be made in the number of Underwriter Shares which may be subscribed for upon exercise of the Underwriter Options unless it would require a change of at least 1/100th of a Underwriter Share; provided, however, that any adjustments which, except for the provisions of this Section 3(b) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment;

         (c) if any question shall arise with respect to adjustments provided for in Section 2, such question shall, absent manifest error, be conclusively determined by a firm of chartered accountants appointed by the Corporation (who may be the Corporation's auditors) and acceptable to the Underwriter, acting reasonably; such chartered accountants shall have access to all necessary records of the Corporation and such determination shall be binding on the Corporation and the Underwriter, absent manifest error. In the event that any such determination is made, the

                  Corporation shall deliver a certificate to the Underwriter describing and confirming such determination;

         (d) if the Corporation shall set a record date to determine the holders of its Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights, options or warrants and shall thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Underwriter Shares purchasable upon exercise of the Underwriter Options shall be required by reason of the setting of such record date; and

         (e) as a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to any of the Underwriter Options, the Corporation shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Corporation have unissued and reserved in its authorized capital, and may validly and legally issue as fully paid and non-assessable, all of the Underwriter Shares that the Underwriter is entitled to receive on full exercise thereof in accordance with the provisions hereof.

         (f) upon any adjustment of the number of Underwriter Shares and upon any adjustment of the Exercise Price, then and in each such case the Corporation shall give written notice thereof to the Underwriter, which notice shall state the Exercise Price and the number of Underwriter Shares or other securities subject to the unexercised Underwriter Options resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Underwriter, there shall be transmitted promptly to the Underwriter a statement of the firm of independent chartered accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation's calculation of the change.

         (g) the Corporation will at all times keep available, and reserve if necessary under applicable law, out of its authorized Common Shares, solely for the purpose of issue upon the exercise of the Underwriter Options, such number of Underwriter Shares as shall then be issuable upon the exercise of the Underwriter Options. The Corporation covenants and agrees that all Underwriter Shares which shall be so issuable will, upon payment of the Exercise Price and proper exercise of the Underwriter Options, be duly authorized and issued as fully paid and non-assessable. The Corporation will take all such actions as may be necessary to ensure that all such Underwriter Shares may be so issued without violation of any applicable law or of any applicable requirements of any exchange upon which the Underwriter Shares may be listed or in respect of which the Underwriter Shares are qualified for unlisted trading privileges.

         (h) The issuance of certificates for Underwriter Shares upon the exercise of Underwriter Options shall be made without charge to the Underwriter for any issuance tax in respect thereto.

4.       RIGHTS ISSUED IN RESPECT OF THE UNDERWRITER SHARES ISSUED ON EXERCISE

Each Underwriter Share issued on the exercise of an Underwriter Option shall be entitled to receive the appropriate number of purchase rights ("Rights"), if any, that all Common Shares are entitled to receive, and the certificates representing such Underwriter Shares shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Corporation, as the same may be amended from time to time (a "Rights Agreement") provided that such Rights Agreement requires that each Underwriter Share issued on exercise of an Underwriter Options at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, not withstanding anything else to the contrary in this Certificate, there shall not be any adjustment made pursuant to Section 2 as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

5.       POSTPONEMENT OF SUBSCRIPTION

In any case where the application of Section 2 results in an increase in the number of Underwriter Shares issuable upon the exercise of the Underwriter Options taking effect immediately after the record date for a specific event, if any Underwriter Option is exercised after that record date and prior to completion of the event, the Corporation may postpone the issuance to the holder of the Underwriter Options of the Underwriter Shares to which such Underwriter is entitled by reason of such adjustment, but such Underwriter Shares shall be so issued and delivered to the Underwriter upon completion of that event, with the number of such Underwriter Shares calculated on the basis of the number of Underwriter Shares on the date that the Underwriter Options were adjusted for completion of that event and the Corporation shall deliver to the person or persons in whose name or names the Underwriter Shares are to be issued an appropriate instrument evidencing the right of such person or persons to receive such Underwriter Shares and the right to receive any dividends or other distributions which, but for the provisions of this Section 5, such person or persons would have been entitled to receive in respect of such Underwriter Shares from and after the date that the Underwriter Options were exercised in respect thereof.

6.       EXPIRATION OF UNDERWRITER OPTIONS

After the Time of Expiry, all rights under any Underwriter Options in respect of which the right of subscription and purchase herein and therein provided for shall not theretofore have been exercised shall wholly cease and terminate, and such Underwriter Options shall be void and of no effect.

7.       NOTICE OF ADJUSTMENT OF EXERCISE RIGHTS

         (a) At least 10 days prior to the effective date or record date, as the case may be, of any event that requires or that may require an adjustment in any of the exercise rights pursuant to any of the Underwriter Options, including the number of Underwriter Shares that may be acquired upon the exercise thereof, the Corporation shall file with the Underwriter a certificate of the Corporation specifying the particulars of such event (including the record date or the effective date for such event) and, if determinable, the required adjustment and the computation of such adjustment;

         (b) In case any adjustment for which a notice in Section 18 has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable, file a certificate of the Corporation with the Underwriter showing how such adjustment was computed; and

         (c) The Underwriter may act and rely for all purposes upon any certificates and any other filed by the Corporation pursuant to this Section 7.

8.       NO ACTION AFTER NOTICE

The Corporation shall not take any other corporate action that might deprive the Underwriter of the opportunity to exercise its Underwriter Options during the 10 day period after the giving of the notice set forth in Section 7.

9.       PROCEEDINGS PRIOR TO ANY ACTION REQUIRING ADJUSTMENT

         As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Underwriter Options, including the number of Underwriter Shares which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation or a successor corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the securities which the holders of such Underwriter Options are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

10.      GENERAL COVENANTS

The Corporation covenants with the Underwriter that so long as any Underwriter Options remain outstanding:

         (a) It will at all times maintain its corporate existence and carry on and conduct its business in a proper and business-like manner;

         (b) It will reserve a sufficient number of Underwriter Shares to satisfy the rights of acquisition provided for herein.

         (c) It will cause the Underwriter Shares from time to time subscribed and paid for pursuant to the exercise of the Underwriter Options in the manner herein provided and the certificates representing such Underwriter Shares to be duly issued and delivered in accordance with the Underwriter Options and the terms hereof.

         (d) All Underwriter Shares that shall be issued upon exercise of the right to purchase provided for herein, upon payment of the Exercise Price, shall be issued as fully paid and non-assessable.

         (e) It will use its commercially reasonable efforts to maintain the listing of the Common Shares on the TSX.

         (f) It will use its commercially reasonable efforts to maintain its status as a reporting issuer or equivalent not in default, and not be in default in any material respect of the applicable requirements of, the applicable securities laws of each of the provinces of Canada and the federal securities laws of the United States.

         (g) If at any time no Registration Statement is effective, the Corporation will give notice to the Underwriter forthwith and will give notice, in accordance with the provisions set out in
                  Section 18, as soon as reasonably practicable, but in any event within 5 Business Days, after learning that no Registration Statement is effective.

         (h) It will use its commercially reasonable efforts to maintain the Registration Statement continuously effective under the 1933 Act.

         (i) If, in the opinion of outside counsel, any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from any securities administrator, regulatory agency or governmental authority in Canada or the United States or any other step is required under any federal or provincial law of Canada or any federal or state law of the United States before the Underwriter Shares may be issued or delivered to an Underwriter, the Corporation will use its reasonable efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as are required.

         (j) It will perform all its covenants and carry out all of the acts or things to be done by it as provided in this Certificate.

         The Corporation and the Underwriter acknowledge and agree that: (i) none of the foregoing covenants shall be interpreted or applied so as to prohibit or restrict or otherwise limit the Corporation's ability, right and authority to implement one or more of the actions contemplated by Section 2; and
(ii) the foregoing covenants shall be interpreted and applied following each such action with reference to any successor to the Corporation and with reference to any securities into which the Underwriter Options and/or the Underwriter Shares may be changed or for which they may be exercisable as a result of such action or actions.

11.      REPLACEMENT

         Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Agreement), the Corporation will issue to the Underwriter a replacement certificate (containing the same terms and conditions as this Certificate).

12.      NO FURTHER RIGHTS

         Upon the exercise of the Underwriter Options in accordance with the terms herein, the Underwriter Options so exercised will be void and of no value or effect and the Underwriter shall have no further rights under this Certificate, other than the right to receive the Underwriter Shares duly exercised in accordance with the terms herein. The Underwriter will not have any rights under this Certificate after the Time of Expiry and this Certificate shall be deemed surrendered, shall be void and of no value or effect and the Underwriter shall have no further rights under this Certificate and this Certificate shall be cancelled by the Corporation.

13.      TRANSFEREE ENTITLED TO REGISTRATION

The Underwriter Options may be transferred, in whole or in part, at any time or from time to time prior to the Time of Expiry, to any one or more affiliates of the Underwriter. The transferee of Underwriter Options shall, after the transfer form printed on an option certificate and any other form of transfer acceptable to the Corporation and the Underwriter is duly completed and the Underwriter Options are lodged with the transferee (or at such additional place or places as may be designated by the Corporation from time to time with the approval of the Underwriter) and upon compliance with all other conditions in that regard required by this Certificate or by law, be entitled to have his name entered on the register of holders as the owner of such Underwriter Options free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Underwriter Option, save in respect of equities of which the Corporation or the transferee is required to take notice by statute or by order of a court of competent jurisdiction.

14.      EXCHANGE OF UNDERWRITER OPTIONS

         (a) This Certificate may be exchanged for another certificate(s) in any other authorized denomination representing in the aggregate the same number of Underwriter Options. The Corporation shall sign and certify, all certificates necessary to carry out the exchanges contemplated herein.

         (b) Any certificate contemplated in Section 14(a) may be exchanged at the Corporation's principal office in the City of Vancouver, British Columbia or at any other place that is designated by the Corporation with the approval of the Underwriter. Once tendered for exchange, these certificates shall be surrendered to the Corporation and cancelled.

         (c) No charge will be levied by the Corporation upon a presenter of this Certificate for the transfer of any Underwriter Options or for the exchange of any option certificate but reimbursement to the Corporation for any and all taxes or governmental or other charges required to be paid shall be made by the person requesting such exchange as a condition precedent to such exchange.

15.      OWNERSHIP OF UNDERWRITER OPTIONS

The Corporation shall deem and treat the registered holder of this Certificate as the absolute owner of the Underwriter Options represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where such person is required to take notice by statute or by order of a court of competent jurisdiction.

16.      NO RIGHTS AS SHAREHOLDER

         The holding of the Underwriter Options evidenced by this Certificate shall not constitute the Underwriter as a shareholder of the Corporation or entitle the Underwriter to any right or interest in respect thereof until such time as the Underwriter Options are duly exercised in accordance with the terms herein and the Underwriter Shares are issued.

17.      UNDERWRITERS OPTIONS TO RANK PARI PASSU

All Underwriters Options shall rank pari passu, whatever may be the actual date of issue of the certificates evidencing the same.

18.      NOTICE

         (a) Unless herein otherwise expressly provided, any notice, document or thing required or permitted to be given or delivered hereunder shall be deemed to be properly given or delivered if:

                  (i) delivered in person to the address set out below and acknowledged by written receipt signed by the person receiving such notice;

                  (ii) telecopied and confirmed by prepaid registered letter addressed to the party receiving such notice at its respective addresses set out below; or

                  (iii) sent by prepaid registered letter (provided that any notice to be so given is not unlikely to reach its destination as a result of any actual or threatened interruption of mail services) or courier delivery addressed to the party receiving such notice at its respective address set out below:

the Corporation:           Gryphon Gold Corporation
                           Suite 810, Box 36
                           1130 West Pender Street
                           Vancouver, B.C. V6E 4A4

                           Attention: Chief Financial Officer
                           Fax: (604) 608-3262
with a copy to:            Gryphon Gold Corporation
                           390 Union Boulevard, Suite 360
                           Lakewood, Colorado
                           80228

                           Attention:  Chief Financial Officer

the Underwriter:           o

                           Attention:       o
                           Fax:             o

         (b) Any notice or delivery given in accordance with this Section 18 shall be deemed to have been given and received:

                  (i) if delivered in person in accordance with Section 18(a)(i), on the day of delivery in person (provided that such day is a Business Day at the place of receipt and delivery occurs prior to 4:00 p.m. (local time of the recipient) and, if it is not, on the next following Business Day);

                  (ii) if telecopied in accordance with Section 18(a)(ii) during the business hours of the recipient, on the date of receipt of the telecopy (provided that such day is a Business Day at the place of receipt and, if it is not, on the next following Business Day) and if telecopied other than during business hours, on the next following Business Day; and

                  (iii) if sent by prepaid registered letter or courier delivery in accordance with Section 18(a)(iii), on the date the letter is actually received by the addressee.

         (c) For greater certainty, a letter delivered by courier where such courier obtains a written acknowledgment of receipt from the party receiving the letter shall be considered a delivery in person in accordance with Section 18(a)(i) rather than the sending of a letter in accordance with Section 18(a)(iii).

         (d) The Company or the Underwriter as the case may be, may from time to time by notice in writing delivered in accordance with
                  Section 19 change its address for purposes hereof.

19.      SUCCESSORS AND ASSIGNS.

         This Certificate shall enure to the benefit of and be binding upon the Corporation, its successors and assigns, the Underwriter and, subject as hereinbefore provided, its permitted successors and assigns.

20.      BUSINESS DAY

In the event that any day on or before which any action is required or permitted to be taken hereabove is not a Business Day, then such action shall be required or permitted to be taken on or before the requisite time on the next succeeding day that is a Business Day.

21.      TIME OF THE ESSENCE

Time shall be of the essence in all respects in this Certificate and the Underwriter Options.

22.      APPLICABLE LAW.

This Certificate (and any amendments hereto and instruments supplemental hereto), and the Underwriter Options shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario, subject to the Nevada General Business Corporation Law of the State of Nevada. The parties irrevocably attorn and submit to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising under or related to this Certificate.


         IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by a duly authorized officer.

         DATED as of o


                                             GRYPHON GOLD CORP.


                                             Per:
                                                 -------------------------------
                                                    Authorized Signing Officer

                                  SCHEDULE "A"
                              ELECTION TO EXERCISE

The undersigned hereby irrevocably elects to exercise the number of Underwriter Options of Gryphon Gold Corp. set out below for the number of Underwriter Shares as set forth below:

         (a)      Number of Underwriter Options to be Exercised
                                                                        ________

         (b)      Number of Underwriter Shares to be Acquired
                                                                        ________

         (c)      Exercise Price (per Underwriter Option)
                                                                        ________

         (d)      Aggregate Purchase Price [(a) MULTIPLIED BY (c)]
                                                                        ________

and hereby tenders a certified cheque, bank draft or cash for such aggregate purchase price, and hereby directs that certificate(s) evidencing such Underwriter Shares to be registered as indicated below.

Please check the applicable box:

         [ ]      (i)      the undersigned is not a U.S. person and these
                           Underwriter Options are not being exercised within the United States or on behalf of a U.S. person; or

         [ ]      (ii)     the undersigned has delivered herewith to the
                           Corporation a written opinion of counsel acceptable to the Corporation and its United States counsel, to the effect that the exercise of this Underwriter
                           Options, including the registration of the Underwriter Shares as directed below, is in compliance with United States federal securities laws and any applicable securities laws of any state of the United States.

DATED this ___________ day of  ______________________.

                                    [APPLICABLE UNDERWRITER]

                                    Per:
                                             -----------------------------------
                                             Name:
                                             Title:

DIRECTION AS TO REGISTRATION
Name of Registered Holder:

                                    -----------------------------------

Address of Registered Holder:

                                    -----------------------------------


                                    -----------------------------------

                                  SCHEDULE "B"
                   UNDERWRITER OPTIONS EXERCISE CERTIFICATION
                (TO BE COMPLETED ONLY IF A REGISTRATION STATEMENT
                                IS NOT EFFECTIVE)

TO:      GRYPHON GOLD CORPORATION

The undersigned holder of the within Certificate, pursuant to the Underwriting Agreement mentioned therein, hereby exercises certain Underwriter Options (the "Exercised Options") evidenced thereby and hereby subscribes for a number of Underwriter Shares of GRYPHON GOLD CORPORATION equal to such number of Underwriter Shares or number or amount of other securities or property, or combination thereof, to which such exercise entitles him under the provisions of the Underwriter Option Certificate at an aggregate price equal to the product of the Exercise Price and the number of Exercised Options, and in payment therefor, delivers herewith a bank draft, certified cheque or money order payable to GRYPHON GOLD CORPORATION. Capitalized terms not defined herein shall have the definitions set forth in the Underwriting Agreement and the Warrant Indenture.

The undersigned represents that it (A) has had access to such current public information concerning GRYPHON GOLD CORPORATION as it considered necessary in connection with its investment decision and (B) understands that the securities issuable upon exercise hereof have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act").

The undersigned represents and warrants that it: [CHECK ONE ONLY]

[ ]      A.       is not a U.S. Purchaser and it (1) is not in the United
                  States; (2) is not a U.S. Person and is not exercising the Underwriter Options for, or on behalf or benefit of, a U.S.
                  Person or person in the United States; (3) did not execute or deliver the Exercise Form in the United States; (4) agrees not to engage in hedging transactions with regard to the Securities prior to the expiration of the one-year distribution compliance period set forth in Rule 903(b)(3) of Regulation S; (5) acknowledges that the Underwriter Shares issuable upon exercise of the Underwriter Options are "restricted securities" as defined in Rule 144 of the 1933 Act and upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Underwriter Shares will bear a restrictive legend; and (6) acknowledges that the Corporation shall refuse to register any transfer of the Underwriter
                  Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act; and (B) it holder has not engaged in any "directed selling efforts" (as defined in Regulation S) in the United
                  States.

[ ]      B.       the undersigned is delivering a written opinion of U.S.
                  Counsel or a written confirmation from the Corporation to the effect that the Underwriter Options and the Underwriter Shares to be delivered upon exercise hereof have been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or are exempt from registration thereunder.

[ ]      C.       the undersigned elects to exercise its the "cashless" exercise right in accordance with the terms hereof and Section
                  1(b)(iii) of the Underwriter Option Certificate with respect to ________ Exercised Options. The undersigned will receive that number of Underwriter Shares equal to the product of (x) the number of Exercised Options as to which is being exercised multiplied by (y) a fraction, the numerator of which is the Current Market Price per Common Share (as defined in the
                  Warrant Indenture) less the Exercise Price and the denominator of which is such Current Market Price per Common Share.

Unless Box C above is checked, the undersigned holder understands that the certificate representing the Underwriter Shares issued upon exercise of this Underwriter Option will bear a legend restricting the transfer without registration under the U.S. Securities Act and applicable state securities laws substantially the form set forth in Section 1(d) of the Underwriter Option Certificate.


Name:
         -----------------------------------------------------------------------
         Please print or type name and address (including postal code)

Address:


Number of Warrants being Exercised:

                                    --------------------------------------------

                                    --------------------------------------------

DATED this _______________ day of ________, _______.

Signature guaranteed by:


                                  ----------------------------------------------
                                     Name of registered holder (please print) --


                                  ----------------------------------------------
                                  Signature of or on behalf of registered holder


                                  ----------------------------------------------
                                  Office, Title or other Authorization (if holder not an individual)